Wiss & Company, LLP
                              354 Eisenhower Parkway
                            Livingston, New Jersey 07039


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 9, 1999 appearing on page F-2 of Genisys Reservation Systems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the headings "Experts" in such Prospectus.

                                     Wiss & Company, LLP

Livingston, New Jersey
March 26, 1999